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                                  EXHIBIT 23

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation of our report dated February 23, 1998 included in this Form 10-K, into the Company's previously filed Registration Statement File No. 33-57075.


Arthur Andersen LLP
Chicago, Illinois
March 28, 1998